SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [   ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[   ] Preliminary proxy statement.

[   ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[X] Definitive proxy statement.

[   ] Definitive additional materials.

[   ] Soliciting material under Rule 14a-12.

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

        (Name of Registrant as Specified in its Charter)

THE STILWELL GROUP

         (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]     No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)        Amount Previously Paid:

    (2)        Form, Schedule or Registration Statement No.:

    (3)        Filing Party:

    (4)        Date Filed:

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

2006 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT OF THE STILWELL GROUP

IN OPPOSITION TO
THE MANAGEMENT OF PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

WHY YOU WERE SENT THIS PROXY STATEMENT

This Proxy Statement and accompanying GREEN proxy card are being furnished to holders (the “Shareholders”) of the common stock, par value $.01 per share (the “Common Stock”), of Prudential Bancorp, Inc. of Pennsylvania, a Pennsylvania corporation (the “Company”), in connection with the solicitation of proxies (the “Proxy Solicitation”) by The Stilwell Group (the “Group”, “we” or “us”) at the Company’s 2006 Annual Meeting of Shareholders (the “Annual Meeting”). The Company’s principal executive offices are located at 1834 Oregon Avenue, Philadelphia, Pennsylvania 19145.

The Company issued a press release on October 20, 2005, announcing that the Annual Meeting would be held on February 3, 2006, and that the record date for determining the holders of record of the Common Stock entitled to vote at the Annual Meeting would be December 16, 2005 (the “Annual Meeting Record Date”). As of the date of printing this Proxy Statement, December 23, 2005, the Company has not yet filed or mailed its proxy materials for the Annual Meeting. Accordingly, we are unable to include the time and location of the Annual Meeting or the number of shares of Common Stock outstanding on the Annual Meeting Record Date in this Proxy Statement. Please refer to the proxy materials to be distributed by the Company for this information when it becomes available. Each share of Common Stock outstanding on the Annual Meeting Record Date will be entitled to one vote at the Annual Meeting.

According to the Company’s October 20, 2005, press release, at the Annual Meeting the Company will be seeking Shareholder approval of the Company’s slate of directors and ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006.

The Group, members of which beneficially own, as of the date of this Proxy Statement, an aggregate of 1,150,900 shares of the Common Stock, is the Company’s largest public Shareholder. We have sought representation on the Company’s Board of Directors (the “Board”), which the Board has so far denied, even though a seat recently became vacant as a result of the death of one of the directors. Since Prudential Mutual Holding Company (“Prudential MHC”) currently owns 55% of the outstanding shares of Common Stock, we do not have the voting power to elect an alternate slate of directors to the Board. However, we do have the power to solicit proxies from you, the public Shareholders, to withhold your vote from electing the Company’s slate. We believe that if a majority of the public Shareholders withhold their votes, they will send a strong message to the Company that public Shareholders with substantial beneficial holdings of Common Stock should be placed on the Board.

The Group consists of Stilwell Value Partners I, L.P., a Delaware limited partnership (“Stilwell Value Partners I”); Stilwell Partners, L.P., a Delaware limited partnership (“Stilwell Partners”); Stilwell Value LLC, a Delaware limited liability company which is the general partner of Stilwell Value Partners I (“Stilwell Value LLC”); Joseph Stilwell, individually and as the managing and sole member of Stilwell Value LLC and the general partner of Stilwell Partners; and John Stilwell. Additional information concerning the Group is set forth under the heading “Certain Information Regarding the Participants” and in Appendix A. This Proxy Statement and GREEN proxy card are being first mailed or furnished to Shareholders on or about December 28, 2005.

We urge you not to return any proxy card sent to you by the Company. Remember, your last dated proxy is the only one that counts, so return the GREEN proxy card even if you delivered a prior proxy.

Your vote is important, no matter how many or how few shares you hold. If your shares are held in the name of a brokerage firm, bank or nominee, only that brokerage firm, bank or nominee can vote your shares and then only upon receipt of your specific instructions. Accordingly, please return the GREEN proxy card in the envelope provided or contact the person responsible for your bank or brokerage account and give instructions for how your shares are to be voted. We urge you to WITHHOLD your vote from the election of the Company’s slate of directors, which is Proposal 1 on the enclosed proxy card.

Please refer to the Company’s proxy statement when it becomes available for a full description of management’s candidates for director.

Holders of record of shares of the Common Stock on the Annual Meeting Record Date are urged to submit a proxy even if your shares have been sold after that date.

If you have any questions or need assistance in voting your shares, please call:

D.F. King & Co., Inc.
Attn: Richard Grubaugh
48 Wall Street
New York, NY 10005
Call Toll-Free: l-800-659-6590

THE COMPANY SHOULD HAVE PUBLIC
SHAREHOLDERS ON ITS BOARD

The Company is majority owned by Prudential MHC, a mutual holding company. Prudential MHC owns 55% of the outstanding shares of the Common Stock and the public Shareholders own approximately 45% of the remaining shares. The Company’s Board and management control Prudential MHC.

The Group owns approximately 9.2% of the outstanding shares of the Common Stock, or about one-fifth of the shares held by the public Shareholders, making it by far the Company’s largest public Shareholder. In light of the Group’s substantial share ownership, Joseph Stilwell and the Group’s counsel met with Company representatives on July 12, 2005 to request that Mr. Stilwell be placed on the Board. The Company’s representatives indicated that the full Board would consider the request. On July 27, 2005, the Company notified Mr. Stilwell that the Board had denied the Group’s request. On August 4, 2005, Carl Santoro, one of the Company’s directors, passed away. On September 21, 2005, the Company named two new directors to the Board, one taking Mr. Santoro’s seat and the other a newly-created seat. Neither new director owns substantial shares of the Common Stock.

With regard to most corporate decisions, including the election of directors, Prudential MHC will be able to “outvote” the public Shareholders. For example, even if 100% of the public Shareholders voted for non-management nominees for seats on the board, the non-management nominees would still lose because Prudential MHC holds more than 50% of the outstanding shares of the Common Stock.

At the upcoming Annual Meeting, the Company will be seeking Shareholder approval of its slate of directors.

We believe that it is in the best interests of the Shareholders that the Board include public Shareholders who beneficially own a substantial number of shares of the Common Stock. To our knowledge, none of the current 6 directors of the Company have any previous experience as directors of a public company board or in allocating capital for a public company. None of the current directors own a substantial number of shares of the Common Stock. In contrast, representatives of the Group or its related affiliates are serving or have served on the boards of directors of four other publicly traded financial services companies and have experience in capital allocation. We believe that the Group’s position as the largest beneficial owner of the Common Stock other than Prudential MHC aligns its interests with those of the other public Shareholders and carries a unique advantage that would not be matched by another outside director handpicked by the Board in an effort to mollify the public Shareholders.

Therefore, although the public Shareholders cannot outvote Prudential MHC, the public Shareholders can send a strong message to the Board if a majority of the public Shareholders withhold their vote on management’s slate. The Group is urging the public Shareholders to withhold their votes on the election of directors as a referendum that they want the Board to appoint public Shareholders with substantial beneficial holdings of the Common Stock as directors.

We urge you to WITHHOLD your vote from the election of directors, which is Proposal 1 on the enclosed proxy card, by marking the box “WITHHOLD.”

1

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

Except as described herein, no Group member is now, or within the past year has been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company (including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies). Stilwell Value LLC, as general partner of Stilwell Value Partners I, and Joseph Stilwell, as the general partner of Stilwell Partners, are entitled to allocations of profits and income.

Except as described herein, there are no material proceedings to which any Group member, or any associate of any Group member, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Except as described herein, no Group member or any associate of any Group member has any interest in the matters to be voted upon at the Annual Meeting, other than an interest, if any, as a Shareholder of the Company.

Except as described herein, no Group member or any associate of any Group member (1) has engaged in or has a direct or indirect interest in any transaction or series of transactions since the beginning of the Company’s last fiscal year, or in any currently proposed transaction, to which the Company or any of its subsidiaries is a party where the amount involved was in excess of $60,000; (2) has been indebted to the Company or any of its subsidiaries; (3) has borrowed any funds for the purpose of acquiring or holding any securities of the Company, or is presently, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, any future employment by the Company or its affiliates, or any future transaction to which the Company or any of its affiliates will or may be a party; or (4) is the beneficial or record owner of any securities of the Company or any parent or subsidiary thereof.

No Group member or any associate of any Group member, during the past 10 years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

Additional information concerning the Group, including, but not limited to, beneficial ownership of and transactions in the Common Stock, is set forth in Appendices A and B hereto. Each of the individuals listed on Appendix A attached hereto is a citizen of the United States.

AUDITORS

The Group supports the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending September 30, 2006.

OTHER MATTERS

The Group anticipates that the Company’s proxy statement, when it becomes available, will contain information regarding (1) the securities ownership of certain beneficial owners and management; (2) the committees of the Board; (3) the meetings of the Board and all Board committees; (4) the background of the Company’s nominees for election as directors; (5) the compensation of the Company’s directors and executive officers; (6) stock price performance; (7) information regarding the services and fees of the Company’s independent auditors; (8) voting procedures, including the share vote required for election of directors at the Annual Meeting; and (9) the submission of shareholder proposals at the Company’s 2007 annual meeting of shareholders. The Group has no knowledge of the accuracy of the Company’s disclosures in its proxy materials.

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SOLICITATION; EXPENSES

Proxies may be solicited by the Group by mail, advertisement, telephone, facsimile, telegraph, and personal solicitation. Phone calls will be made to individual Shareholders by Joseph Stilwell and certain of his administrative personnel and employees of D.F. King & Co., Inc. Mr. Stilwell will be principally responsible for soliciting proxies for the Group and certain of his administrative personnel will perform secretarial work in connection with the solicitation of proxies, for which no additional compensation will be paid. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward the Group’s solicitation material to their customers for whom they hold shares and the Group will reimburse them for their reasonable out-of-pocket expenses. The Group has retained D.F. King & Co., Inc. to assist in the solicitation of proxies and for related services. The Group will pay D.F. King & Co., Inc. a fee of up to $20,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses. In addition, the Group has agreed to indemnify D.F. King & Co., Inc. against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. It is the position of the Securities and Exchange Commission that such indemnification may be against public policy. Approximately 25 persons will be used by D.F. King & Co., Inc., in its solicitation efforts.

Although no precise estimate can be made at the present time, the Group currently estimates that the total expenditures relating to the Proxy Solicitation to be incurred by the Group will be approximately $50,000, of which approximately $10,000 has been incurred to date. The entire expense of preparing, assembling, printing, and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be borne by the Group.

VOTING AND REVOCATION OF PROXIES

For proxies solicited hereby to be voted, the enclosed GREEN proxy card must be signed, dated, and returned to the Group, c/o D.F. King & Co., Inc. in the enclosed envelope in time to be voted at the Annual Meeting. If you wish to withhold your vote from election of the Company’s slate of directors, please return the enclosed GREEN proxy card as soon as possible. If you have already returned the Company’s proxy card, you have the right to revoke it as to all matters covered thereby and may do so by subsequently signing, dating, and mailing the enclosed GREEN proxy card. If you later vote on the Company’s proxy card, you will revoke your previous proxy card. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING.

Execution of a GREEN proxy card will not affect your right to attend the Annual Meeting and to vote in person. Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) filing with the Secretary of the Company a later dated written revocation; (ii) submitting a duly executed proxy bearing a later date to the Group or the Company; or (iii) attending and voting at the Annual Meeting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

3

Although a revocation will be effective only if delivered to the Company, the Group requests that either the original or a copy of all revocations be mailed to The Stilwell Group c/o D.F. King & Co., Inc. at the address set forth on the back page of this Proxy Statement, so that the Group will be aware of all revocations and can more accurately determine the status of the Group’s withhold campaign. The Group may contact Shareholders who have revoked their proxies.

Shares of the Common Stock represented by a valid, unrevoked GREEN proxy card will be voted as specified. Shares represented by a GREEN proxy card where no specification has been made will be voted WITHHOLD with regard to the Company’s slate of directors (Proposal 1) and FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors (Proposal 2).

Except as set forth in this Proxy Statement, the Group is not aware of any other matter to be considered at the Annual Meeting. The persons named as proxies on the enclosed GREEN proxy card will, however, have discretionary voting authority as such proxies regarding any other business that may properly come before the Annual Meeting. The proxies may exercise discretionary authority only as to matters unknown to the Group a reasonable time before this Proxy Solicitation.

If your shares are held in the name of a brokerage firm, bank or nominee, only such brokerage firm, bank or nominee can vote such shares and only upon receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at such institution and instruct that person to execute and return the GREEN proxy card on your behalf. You should also promptly sign, date and mail the voting instruction form (or GREEN proxy card) that your broker or banker sends you. Please do this for each account you maintain to ensure that all of your shares are voted.

Only holders of record of the Common Stock on the Annual Meeting Record Date will be entitled to vote at the Annual Meeting. If you are a Shareholder of record on the Annual Meeting Record Date, you will retain the voting rights in connection with the Annual Meeting even if you sell such shares after the Annual Meeting Record Date. Accordingly, it is important that you vote the shares of the Common Stock held by you on the Annual Meeting Record Date, or grant a proxy to vote such shares on the GREEN proxy card, even if you sell such shares after such date.

THE GROUP STRONGLY RECOMMENDS A VOTE TO WITHHOLD ON PROPOSAL 1 (ELECTION OF DIRECTORS) in order to send a strong message to the Board to appoint a public Shareholder with substantial beneficial holdings of Common Stock as a director.

THE STILWELL GROUP

I M P O R T A N T !!!

4

If your shares are held in “Street Name,” only your bank or broker can vote your shares and only upon receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at such institution and instruct that person to execute and return the GREEN proxy card on your behalf. You should also promptly sign, date and mail the voting instruction form (or GREEN proxy card) that your broker or banker sends you. Please do this for each account you maintain to ensure that all of your shares are voted.

If you have any questions, or need further assistance, please call Joseph Stilwell at 212-269-5800, or our proxy solicitor: D.F. King & Co., Inc., Attn: Richard Grubaugh, 48 Wall Street, New York, NY 10005, at l-800-659-6590.

December 23, 2005

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6

APPENDIX A

THE STILWELL GROUP

The participants who comprise the Group own in the aggregate 1,150,900 shares of the Common Stock, representing approximately 9.2% of the shares outstanding, and are as follows:

Stilwell Value Partners I, L.P. (“Stilwell Value Partners I”) is a Delaware limited partnership organized to invest in securities, whose principal and executive offices are located at 26 Broadway, New York, New York 10004. Stilwell Value LLC is the general partner of Stilwell Value Partners I, and Joseph Stilwell has sole discretion and voting authority with respect to its investment in securities.

Stilwell Partners, L.P. (“Stilwell Partners”) is a Delaware limited partnership organized to invest in securities, whose principal and executive offices are located at 26 Broadway, New York, New York 10004. Joseph Stilwell is the general partner of Stilwell Partners, and he has sole discretion and voting authority with respect to its investment in securities.

Stilwell Value LLC (“Stilwell Value LLC”) is a Delaware limited liability company organized to invest in securities, whose principal and executive offices are located at 26 Broadway, New York, New York 10004. Joseph Stilwell is the managing and sole member of Stilwell Value LLC, and he has sole discretion and voting authority with respect to its investment in securities.

Joseph Stilwell is an investment manager and is the sole managing member of Stilwell Value LLC, the general partner of Stilwell Partners. His business offices are located at 26 Broadway, New York, New York 10004.

John Stilwell is an analyst and is employed by Stilwell Partners. His business offices are located at 26 Broadway, New York, New York 10004. John Stilwell and Joseph Stilwell are brothers.

Richard Grubaugh is a Senior Vice President of D.F. King &Co., Inc., a proxy solicitation firm. His business address is 48 Wall Street, New York, New York 10005.

A-1

The following table sets forth information regarding holdings of the Common Stock by members of the Group (who together constitute a “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934):

Participant and Address	Shares Held Beneficially	Percent of Class	Shares Held by Non-Participant Associates
Stilwell Value Partners I, L.P. 26 Broadway New York, New York 10004	1,147,100	9.1%	None
Stilwell Value LLC 26 Broadway New York, New York 10004	1,147,100	9.1%	None
Stilwell Partners, L.P. 26 Broadway New York, New York 10004	1,147,100	9.1%	None
Joseph Stilwell 26 Broadway New York, New York 10004	1,147,100	9.1%	None
John Stilwell 26 Broadway New York, New York 10004	3,800.03%		None

Mr. Grubaugh does not beneficially own any shares of the Common Stock.

No member of the Group owns any shares of the Common Stock of record but not beneficially.

A-2

APPENDIX B

Transactions in the Common Stock

The following transactions are the only transactions during the past two years with regard to any Group member:

Stilwell Value Partners I, L.P.

Date	Number of Shares	Price Per Share ($)	Total Cost ($)
5/9/05	4,700	8.80	41,360.00
5/10/05	1,500	8.86	13,290.00
5/12/05	14,300	9.49	135,698.42
5/13/05	93,400	9.67	903,510.56
5/16/05	59,000	9.67	570,394.30
5/17/05	10,000	9.60	96,000.00
5/18/05	2,100	9.55	20,055.00
5/19/05	30,400	9.69	294,469.52
5/20/05	27,600	9.68	267,110.22
5/23/05	9,800	9.74	95,419.66
5/24/05	65,000	9.77	634,810.00
5/25/05	48,600	9.78	475,197.39
5/26/05	29,600	9.77	634,810.00
5/27/05	3,600	9.77	35,172.00
5/31/05	27,500	9.82	270,050.00
6/1/05	55,000	9.81	539,690.00
6/2/05	34,900	9.86	344,203.00
6/3/05	50,000	9.89	494,500.00
6/6/05	25,000	9.90	247,500.00
6/8/05	119,400	10.01	1,195,498.00
6/9/05	188,400	10.17	1,915,824.00
6/10/05	57,300	10.41	596,493.00
6/13/05	50,000	10.55	527,360.00
6/14/05	25,000	10.66	266,455.00
6/15/05	95,000	10.80	1,026,050.00

Stilwell Partners, L.P.

Date	Number of Shares	Price Per Share ($)	Total Cost ($)
3,29/2005	20,000	10.00	200,000.00

John Stilwell

Date	Number of Shares	Price Per Share ($)	Total Cost ($)
6/15/2005	3,800	10.84	41,195.00

B-1

The total number of shares of the Common Stock held by the Group is 1,150,900, approximately 9.2% of the Company’s total shares outstanding.

The amount of funds expended to date by Stilwell Value Partners I, L.P. to acquire the 1,127,100 shares of the Common Stock it holds in its name is $11,295,316.87. Such funds were provided from its available capital and, from time to time, by margin account loans from subsidiaries of The Bear Stearns Companies, Inc. extended in the ordinary course of business to Stilwell Value Partners I.

The amount of funds expended to date by Stilwell Partners, L.P. to acquire the 20,000 shares of the Common Stock it holds in its name is $200,000.00. Such funds were provided from its available capital and, from time to time, by margin account loans from subsidiaries of The Bear Stearns Companies, Inc. extended in the ordinary course of business to Stilwell Partners.

The amount of funds expended to date by John Stilwell to acquire the 3,800 shares of the Common Stock he holds in his name is $41,195.00.

All purchases of the Common Stock made by members of the Group using funds borrowed from subsidiaries of The Bear Stearns Companies, Inc., if any, were made in margin transactions on those firms’ usual terms and conditions. As of December 23, 2005, the total amount of the Group’s indebtedness under such borrowings was $778,337. All or part of the shares of the Common Stock owned by members of the Group may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities to members of the Group. Such loans generally bear interest at a rate based upon the broker’s call rate from time to time in effect. Such indebtedness, if any, may be refinanced with other banks or broker-dealers.

B-2

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P R O X Y

THIS PROXY IS SOLICITED BY THE STILWELL GROUP IN OPPOSITION TO THE
BOARD OF DIRECTORS OF PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

2006 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Joseph Stilwell and Richard Grubaugh, or either of them, as proxies with full power of substitution, to vote in the name of and as proxies for the undersigned at the 2006 Annual Meeting of Shareholders of Prudential Bancorp, Inc. of Pennsylvania (the “Company”), and at any adjournment(s) or postponement(s) thereof, according to the number of votes that the undersigned would be entitled to cast if personally present, as directed below. If no direction is made, the persons named on this GREEN proxy card will vote your shares to WITHHOLD authority to vote for all nominees for director and FOR Proposal 2 to ratify the appointment of Deloitte & Touche LLP as independent auditors for fiscal 2006.

1. ELECTION OF DIRECTORS

Company Nominees	FOR	WITHHOLD

Write below the names of any Company nominees for whom authority to vote is withheld:

_________________________________________________________________________

Note: Refer to the proxy statement and form of proxy to be distributed by the Company for the names, background, qualification, and other information concerning the Company's nominees.

2. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP as independent auditors for fiscal 2006.

FOR	AGAINST	ABSTAIN

IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. Unless otherwise specified, this proxy will be voted to WITHHOLD authority to vote for all nominees named in Proposal 1 and FOR Proposal 2. This proxy revokes all prior proxies given by the undersigned.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, as provided in the proxy statement provided herewith. The proxies may exercise discretionary authority only as to matters unknown to the Stilwell Group a reasonable time before soliciting this Proxy.

Dated: ____________________________________________
__________________________________________________
(Signature)
__________________________________________________
(Signature, if jointly held)
Title (if applicable): ___________________________________

Please sign exactly as your name appears hereon or on your proxy card previously sent to you by the Company. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy card votes all shares held in all capacities.

PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD TODAY.